EXHIBIT 21

                                  SUBSIDIARIES


         The Resourcing Solutions Group, Inc.

         Piedmont HR, Inc.

         Asmara Benefits, Inc.

         Asmara Services I, Inc.

         Benecorp Business Services, Inc.